Exhibit 10.1

FORM OF AMENDMENT TO CHANGE IN CONTROL AGREEMENT

This Amendment to Change in Control Agreement (the “Amendment”) is dated as of December 17, 2025, between Methode Electronics, Inc., a Delaware corporation (the “Company”), and [ ] (“Employee”).

WITNESSETH:

WHEREAS, the Company and the Employee are party to a Change of Control Agreement (the “Change in Control Agreement”); and

WHEREAS, the parties desire to amend the Change in Control Agreement as set forth herein.

NOW, THEREFORE, it is hereby agreed by and between the parties, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, as follows:

1.
Amendment to Section 1.3. Section 1.3 of the Change in Control Agreement is hereby deleted and replaced with the following:

1.3 Continued Health Benefits. If Employee timely and properly elects continuation health care coverage pursuant to the Company’s group health care plan, the Company will pay on Employee’s behalf the COBRA premiums for such COBRA continuation coverage (or cash in lieu thereof if COBRA is no longer available to Employee) for a designated period ending on the earlier of (i) eighteen (18) months following Employee’s Date of Termination, or (ii) the date Employee first becomes eligible for coverage under another employer’s group health plan (such period referred to as the “COBRA Subsidy Period”). The Company will treat the cost of such coverage to Employee as taxable income for federal income tax purposes to the extent required by law. Employee shall promptly inform the Company in writing if and when Employee obtains or becomes eligible for any other health care coverage from another employer of Employee. Employee shall be responsible for the full unsubsidized costs of COBRA coverage after the COBRA Subsidy Period.

2.
No Other Changes. Except as expressly modified by this Amendment, the Change of Control Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first written above.

METHODE ELECTRONICS, INC.

By:

Jon DeGaynor

Its: Chief Executive Officer

EMPLOYEE:

Name: [ ]